Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees and Shareholders of Pyxis Funds II:

We consent to the use of our report dated November 23, 2011, with respect to the financial statements of Pyxis U.S. Equity Fund (formerly, Highland U.S. Equity Fund), Pyxis Core America Equity Fund (formerly, Highland Core Value Equity Fund), Pyxis Premier Growth Equity Fund (formerly, Highland Premier Growth Equity Fund), Pyxis Small-Cap Equity Fund (formerly, Highland Small-Cap Equity Fund), Pyxis Global Equity Fund (formerly, Highland Global Equity Fund), Pyxis International Equity Fund (formerly, Highland International Equity Fund), Pyxis Total Return Fund, (formerly, Highland Total Return Fund), Pyxis Government Securities Fund (formerly, Highland Government Securities Fund), Pyxis Short-Term Government Fund (formerly, Highland Short-Term Government Fund), Pyxis Tax-Exempt Fund (formerly, Highland Tax-Exempt Fund), Pyxis Fixed Income Fund (formerly, Highland Fixed Income Fund) and Pyxis Money Market Fund II (formerly, Highland Money Market Fund II) (collectively the “Funds”), as of September 30, 2011, incorporated herein by reference and to the references to our firm under the headings “FINANCIAL HIGHLIGHTS” in the prospectus and “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” in the prospectus and statement of additional information.

/s/ KPMG LLP

Boston, Massachusetts

January 26, 2012